SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           January 20, 2000
                            Date of Report
                  (Date of Earliest Event Reported)

                          RHOMBIC CORPORATION
                      (Exact Name of Registrant as
                          Specified in its Charter)

                       Suite 901, 1212 Howe Street
                  Vancouver, British Columbia V6Z 2M9
                (Address of principal executive offices)

                               (604) 683-4864
                            (604) 683-4814 (fax)
                     Registrant's telephone number

                 EMERALD ACQUISITION CORPORATION
                         1504 R Street, N.W.
                         Washington, D.C. 20009
                  (Former name and address of Registrant)


Nevada                       0-28375                           86-0824125
(State or other           (Commission                       (I.R.S. Employer
jurisdiction of           File Number)                    Identification No.)
incorporation)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

        (a) Pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement") dated January 18, 2000, Rhombic Corporation, ("Rhombic" or the "Company"), a Nevada corporation, acquired all the outstanding shares of common stock of Emerald Acquisition Corporation ("Emerald"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 200,000 shares of common stock of Rhombic (the "Acquisition"). As a result, Emerald became a wholly-owned subsidiary of Rhombic.

        The Acquisition was approved by the unanimous consent of the Board of Directors of Rhombic on January 18, 2000. The Acquisition was effective on January 20, 2000. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

        Prior to the Acquisition, Rhombic had 33,741,100 shares of common stock issued and outstanding and 33,941,100 shares issued and outstanding following the Acquisition.

        Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Rhombic elected to become the successor issuer to Emerald for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective January 20, 2000.

        A copy of the Acquisition Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

        (b) The following table contains information regarding the shareholdings of Rhombic's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity):

                               Number of shares of           Percent of
                                 Common Stock               Common  Stock
Name                          Beneficially Owned        Beneficially Owned(1)

R.G. Krushnisky                        4,375,000                   12.9%
Chief Executive Officer, Director
Suite 901, 1212 Howe Street
Vancouver, British Columbia
Canada V6Z 2M9

William Larry Owen (2)                 3,229,500                    9.5%
President, Director
Suite 901, 1212 Howe Street
Vancouver, British Columbia,
Canada V6Z 2M9

Albert Golusin                           225,000                      *
Chief Financial Officer, Director
10641 North 44 Street,
Phoenix, Arizona 85028

Stanley Porayko                          200,000                      *
Director
P.O. Box 1765
Vegreville, Alberta
Canada T9C 1S8

Total shares owned by Directors        8,029,500                    23.6%
and Officers of the Company
(4 persons)

Durham Technology Corporation (3)      6,000,000                    17.6%
#2, Commercial Central Square
Alofi, Niue Island
New Zealand

Rockford Technology Corporation(4)      2,045,500                    6.1%
4873 Delta Street
Delta, British Columbia, Canada

*Less than 1%.
(1)     Based upon 33,941,100 outstanding shares of common stock.
(2) Includes 229,500 shares owned by Rarerock Explorations, Ltd. a corporation controlled by Mr. Owen and who may be deemed the beneficial owner of the shares held by it.
(3) A Niue Island (New Zealand overseas territory) corporation primarily engaged in marketing of new technologies. The Rhombic shares are held in escrow and cannot be sold or hypothecated until Rhombic generates a net income of at least $.01 per share in any year. Albert Golusin and R.G. Krushnisky are each 10% shareholders of Durham Technology Corporation.
(4) Messrs. Owen and Porayko, directors of Rhombic, are two of the directors of Rockford Technology Corporation but do not own controlling interest.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

        (a) The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Emerald and Rhombic. In evaluating the Acquisition, Emerald used criteria such as the value of assets of Rhombic, Rhombic's ability to recognize merchantability of a technology or invention, Rhombic's ability to compete in the technology transfer markets, the unique nature of Rhombic's products and developing technologies, Rhombic's current and anticipated business operations, and Rhombic's management's experience and reputation in the technology transfer market. In evaluating Emerald, Rhombic placed a primary emphasis on Emerald's status as a reporting company under Section 12(g) of the Securities Exchange Act of 1934 and Emerald's facilitation of Rhombic's becoming a reporting company under the Act.

        (b) The Company intends to strengthen its position in the technology development and transfer line of business by researching and developing its existing portfolio of acquired technologies to achieve commercial viability as well as continuing to search for innovative and commercially viable technologies throughout the world.

BUSINESS

COMPANY

        Rhombic Corporation ("Rhombic" or the "Company"), is a development-stage company incorporated under the laws of the State of Nevada on February 26, 1987, as the predecessor company which was acquired by Rhombic Corporation on November 24, 1994. The Company is currently headquartered in Vancouver, British Columbia, Canada.

        The Company is in the development stage and its efforts, since inception, have been primarily focused on research and development of its portfolio of acquired technologies. The
Company's main objective is to research and develop both its own and acquired technologies in order to make them commercially marketable and capitalize on their commercial applications. The Company contracts its development work with the University of Missouri or joint venture partners. Other non-contract development work, such as the Rhombic Explorer, is being self-funded by the Company.

        The Company has two wholly owned subsidiaries, Rockford
Technology Associates, Inc. ("Rockford") and Nanophase Diamond
Technologies, Inc. ("Nanophase").

        By assignment from the University of Illinois of September 5, 1995 filed with the Patent and Trademark Office, Rockford owns a patent for the Inertial Electrostatic Confinement and Neutron Monitor technology. On June 27, 1996, Rockford entered a licensing agreement with Daimler Benz Aerospace and the University of Illinois by which it is entitled to receive a long term royalty on all IEC sales throughout the world including North America and may engage in direct marketing of the technology in North America without restriction. In return, Rockford assigned to Daimler Benz Aerospace its right, title and interest to the Inertial Electrostatic Confinement technology for development and commercialization by Daimler Benz Aerospace.

        Nanophase owns the Diamond Film Forced Diffusion technology.

        As a technology transfer and development start-up company, Rhombic has limited finances and requires additional funding in order to accomplish its growth objectives and development of products and marketing of its technologies. There is no assurance that the Company will be able to secure any or all funding necessary for such growth and expansion. There is also no assurance that even if the Company obtains adequate funding to complete any contemplated acquisition, such acquisition will succeed in enhancing the Company's business and will not ultimately have an adverse effect on the Company's business and operations.

        The Company intends to make future acquisitions of commercially promising technologies that fit the Company's general technology acquisition criteria. However, currently, the Company does not have a fixed source of capital to finance such acquisitions. In this respect, the Company intends to accomplish its acquisition plans by exchange of the Company stock. There is no assurance that the Company will be able to arrange for such acquisitions or as to the trading price or liquidity of the Company's common stock. Low trading price or poor liquidity of the Company's common stock may adversely affect the Company's ability to engage in future acquisitions and to accomplish its growth objectives.

TECHNOLOGIES

        Rhombic's current portfolio of technologies includes (1) Inertial Electrostatic Confinement and Neutron Monitor, (2) Diamond Film Forced Diffusion, (3) Nuclide Battery, (4) Diamond-reinforced Flywheel Battery, (5) Disperse Composite Material, (6) Active Engine ("Rhombic Explorer"), (7) Ultra Violet (Excimer) Lamp, and (8) FaxKey technology. All of these technologies have been acquired by Rhombic in exchange for shares of its common stock from different parties including research companies and individual inventors throughout the world. In certain cases, as part of the acquisition of the technology, the Company has agreed to pay royalty fees based on sales, when and if any such sales occur.

        These technologies are in the development phase. The Company has a license agreement for development of the Inertial Electrostatic Confinement technology but the Company is seeking joint venture partners or others to effect commercialization of its other technologies. There is no assurance that Company will be able to locate a joint venturer to develop any or all of these technologies. In addition, there is no assurance that even if a joint venture partner is found that any of these technologies will ever result in marketable or viable products.

        1. Inertial Electrostatic Confinement ("IEC"). The IEC device is a large, negatively charged grid ionizing the gas inside a spherical vacuum chamber. The positive ions produced by this plasma are attracted toward the central cathode (negative electrode). Since the grid is mostly transparent, most of the ions will pass through the grid toward the center of the device, rather than collide with the grid. At the center, many of the ions will collide with each other. If the gas consists of fusionable fuels (tritium, deuterium, helium-3), then some of the collisions will result in fusion and release of energy. Increasing the number of fusion reactions would increase the energy output of a fusion reactor, or would increase the number of valuable fusion products produced (neutrons, helium-3). Potentially the IEC device may become a source of energy.
 Currently, however, the IEC device does not produce as much energy as is used to operate it.

        A related device utilizing the principle described above is Neutron Monitoring detector. This device monitors the speed and frequency of passing neutrons to assess the quality of alloy. Some practical applications of this technology may include detection of impurities in high quality alloys, mineral quality analysis in coal, cement and similar industries, detection contraband at airports, bus stops, train stations, and detection of nonmetallic antipersonnel land mines.

        2. Diamond Film Forced Diffusion. Rhombic's negative type diamond technology, referred to as "Forced Diffusion," has been successfully created in a former Soviet Republic laboratory to create functional integrated circuits. This technology consists of diffusing different elements into diamond film, producing diamond with electronic properties greatly superior to those of silicon, the material currently used for computer chips. This technology allows for the exponential decrease of the space required for a computer microchip. Such diamond film is considerably more heat and radiation resistant extending the life of the electronic circuitry. Harder cutting tools and abrasives, diamond televison and computer monitor screens, sensor, bearing and radar screens are among a number of potential commercial applications of this technology.

        3. The Nuclide Battery. The nuclide battery produces energy from the breakdown of unstable isotopes of a number of basic elements such as krypton, strontium, and cesium. The battery's intended purpose is to provide a generation of constant energy for both manned and unmanned space flights.

        4. Diamond-reinforced Flywheel Battery. The diamond-reinforced flywheel battery operates on a principle of using diamond layers instead of carbon filters to increase the power density of electro-mechanical energy storage for batteries used in automobiles or other storage systems. This concept is based on the rupture stress measure for present polycrystalline diamond. An increase in storage capacity may result in the development of a satisfactory method for storing large amounts of electrical energy both for portable applications, such as automobiles and satellites, and fixed appliances, such as electric power load leveling from the individual house to the utility level.

        5. Disperse Composite Material. The manufacturing of extremely fine dispersed materials with a homogeneous interior and an additional coating which utilizes plasma processing of high efficiency. Plasma deposition consists of filling a working chamber with a plasma producing gas which is excited to plasma, and injecting of the dispersed (dusty) base material as well as the one or other components of the coating material being in the gas or vapor phase. A special application of this method and apparatus is the manufacturing of coatings which leads to a conversion of long lived radio nuclides (mostly from nuclear reactors) into stable nuclides or the elimination of plutonium by transmutation into uranium. The material added to the plasma for production the coatings (on glass or similar carrier materials) is then one or in a sequence further mentioned host metals as well as charges of the long time radio nuclides for transmutation, preferably into the surfaces or in interfaces. Applications of this technology may include semiconductor and microchip industries, as well as consumer electronics, high-tech navigational tools, etc.

        6. Active Engine ("Rhombic Explorer"). This technology consists of an Internet browser, developed by Peter Weicker, of British Columbia, Canada. The advantages of this Internet browser include automated and quick-paced Web searching. The search engine supports nested statements and boolean logical operations which will enable users to construct search statements of large size and complexity while searching the Web.

        7. Ultra Violet (Excimer) lamp. This device consists of a microwave-driven ultra violet light source and solid-state laser. This laser provides an efficient, compact and tunable solid-state laser. The laser has the capability of illumination at varying wavelengths. Excimer lamps can be used for dry cleaning and etching in the production of semiconductors. It is also suitable for effective ozone production. The shorter the wavelength, the higher the energy it can generate. Potential applications of this technology include greenhouse plant light as well as curing semiconductor wafer boards.

        8.  FaxKey technology.    This technology consists of a
combination of hardware and software device that offers a high level of security in sending and receiving facsimile messages. By the insertion of a personal key, only the intended recipient may retrieve the faxed message.

CURRENT OPERATIONS

        The competition in the technology proliferation and transfer market is highly intense and is based on product and technology recognition and acceptance, novelty and marketability of an invention, price, and sales expertise. The Company has placed its primary emphasis on product development, dependability and commercial viability of its acquired technologies. Management is currently determining the expenses involved to develop its existing technologies into commercial applications. To date, the Company has not generated any revenues from any of its acquired technologies and is currently operating at a loss. None of the technologies have been developed to commercialization. The Company is not able to determine an approximate date for commercialization at this time.
No assurances can be given that any of the Company's technologies will ever be developed to a point of usefulness or, if developed, that any will be commercially feasible.

        For the twelve months ended December 31, 1997, the Company did not incur any development costs. The IEC technology was being developed by Daimler Benz Aerospace at no cost to the Company during the year. For the twelve months ended December 31, 1998, Daimler Benz Aerospace continued developing the IEC technology at no cost to the Company during the year. The Company spent CN$17,500 in developing the "Active Engine " technology. For the twelve months ended December 31, 1999, Daimler Benz Aerospace continued developing the IEC technology at no cost to the Company during the year. The Company spent additional CN$42,500 in developing the "Active Engine" technology. During this time, the Company paid the University of Missouri CN$124,500 and independent laboratories CN$7,700 for research and development on four applications of the "Forced Diffusion" technology.

        The Company requires additional funding to achieve its growth objectives. If the Company does not receive additional funding, it will not be able to pursue the intended marketing plan and, in such case, may not be able to successfully conduct its operations. There is no assurance that the Company will be successful in marketing any of its technologies or in generating any meaningful revenues from operations.

MARKETING

        The Company's primary business focus is placed upon the commercialization of advanced technologies and commercial products resulting therefrom. The Company anticipates that microchip, computer, satellite and space industries will be the primary markets for the Company's products and technologies. The Company has limited experience in marketing of products and services in these fields and intends to rely on licensing and joint venture opportunities with multinational companies for the marketing and sale of its technologies. The Company also has little experience marketing products of a consumer nature. There is no assurance that the Company will be successful in developing a market for any of its products or that it will gain any market recognition and acceptance.

TRADEMARKS AND PATENTS

        The Company has spent a total of CN$35,107 in patent procurement costs for its technologies with CN$11,100, CN$11,507, and CN$12,500 spent in 1997, 1998, and 1999, respectively. The Company has filed patent applications in several jurisdictions including Canada, Japan, Korea, and the United States. Currently, through Nanophase, the Company holds a patent to the "Forced Diffusion" technology, United States Patent No. 5,597,762 granted on January 28, 1997. As part of the licensing agreement with Daimler Benz Aerospace, Rockford transferred its patent to the IEC technology. All other patent applications filed by the Company are pending approval. There is no assurance that any of these patents will be granted or if granted that the Company will be able to defend against any infringement of such patents.

PROPERTY

        As the Company is not producing any products at present, it has no lease or physical facilities commitments. The Company's executive office in Vancouver, British Columbia, Canada, is provided by Owen & Associates on a month-to-month basis. The monthly rent for this executive space is included in CN$7,500 monthly payment to Owen & Associates.

        On June 21, 1999, the Company accepted a proposal from the University of Missouri to use its laboratory facilities, technical equipment and personnel to develop selected projects using the Company's "Forced Diffusion" technology.

EMPLOYEES

        The Company currently has no employees.

LITIGATION

        There is no current outstanding litigation in which the Company is involved and the Company is unaware of any pending actions or claims against it.

        During November 1999, Rhombic settled a two year dispute with the management of Rockford Technology Corporation ("Rockford"). Rhombic asserted that the management of Rockford was selling the shares of the Company that Rockford owned in violation of Rule 144 and were not using the proceeds for the benefit of Rockford. The dispute was settled by Rhombic purchasing 2,900,000 Rockford shares for $300,000 and taking over control of the Board of Directors of Rockford.

DESCRIPTION OF SECURITIES

        The Company has an authorized capitalization of 70,000,000 shares of Common Stock, $.001 par value per share, of which 33,941,100 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are issued and outstanding. The Company has no outstanding debt.

MARKET FOR THE COMPANY'S SECURITIES

        The Company has been a non-reporting publicly traded company with certain of its securities exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission. The Company's common stock is traded on the NASD OTC Bulletin Board under the symbol NUKE. The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the NASD OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934.

         Rhombic acquired all the outstanding shares of Emerald to become successor issuer to it pursuant to Rule 12g-3 in order to comply with the Eligibility Rule for the OTC Bulletin Board.

        The following table represents the trading history of the Company common stock:

Date       Open           High            Low        Close       Volume

May 99     0.625          0.6562         0.5938      0.6406      46,600
Jun 99     0.6562         0.7031         0.5938      0.6563     141,000
Jul 99     0.625          0.6562         0.4688      0.4844      79,100
Aug 99     0.4531         0.6406         0.4531      0.5781      67,600
Sep 99     0.6406         0.7344         0.4531      0.4688     152,100
Oct 99     0.4688         0.5156         0.4688      0.50       120,600
Nov 99     0.4844         2.0312         0.4844      1.9375     535,700
Dec 99     1.9688         4              1.875       3.9062     495,700

MANAGEMENT

Name                       Age                Title

R.G. Krushnisky             39         Chairman, Chief Executive Officer and
                                                     Director
William Larry Owen          79         President, Director
Albert Golusin              45         Chief Financial Officer, Director
Stanley Poreyko             64         Secretary, Director

        R.G. KRUSHNISKY, Chief Executive Officer and Director of the Company. Mr. Krushnisky served as past President of Rockford Technology Corporation which owns the Diamond Film Forced Diffusion technology. Since 1984, Mr. Krushnisky has been the President of International Laser Games, Ltd., a British Columbia, Canada, coin-operated arcade machinery business. Mr. Krushnisky is a graduate of the United States International University at San Diego with a Bachelor Science degree in Business and International Commerce.

        WILLIAM LARRY OWEN, President of the Company. In 1963, Mr. Owen was a founder of a New World Jade Company. From 1982 to 1985, Mr. Owen was the President of International Phasor Telecom, a computer security firm. Mr. Owen received a Bachelor of Arts degree from Pepperdine University of California, and Masters of Education degree from the University of Southern California.

        ALBERT GOLUSIN, Chief Financial Officer, is a Certified Public Accountant in Phoenix, Arizona. Since 1993, Mr. Golusin has been in private practice as an accounting consultant to public companies. He has also served as a controller for Glenayre Electronics, a NASDAQ company, from 1984 - 1991. From 1983 to 1984, Mr. Golusin worked for Kenneth Leventhal & Company. From 1979 to 1981, Mr Golusin worked for the international accounting firm of Grant Thornton & Company. Mr. Golusin graduated from Brigham Young University in 1978.

        STANLEY PORAYKO, Secretary and Director of the Company, and a Director of the Company's wholly-owned subsidiary, Rockford Technology Associates. Mr. Porayko is a self-employed rancher from Alberta, Canada. He was a founder of the huge jade deposit on Ogden Mountain, British Columbia, and a director of Yugold Mines. Mr. Porayko graduated from Ryerson Institute of Technology in 1957.

EXECUTIVE COMPENSATION

        William Larry Owen, President of the Company, is compensated by Owen & Associates which has an agreement with the Company to provide office and administrative support for $7,500 a month. Mr. Owen received 3,000,000 shares of the common stock of the Company for services rendered in 1999. The 3,000,000 shares are held in escrow until the Company has received certain revenue amounts.

        Albert Golusin, Chief Financial Officer and Director of the Company, provides his services on a part-time basis and is compensated primarily with shares of the Company. In 1999, Mr. Golusin received $50,000 in cash for payment of expenses, auditing costs of the Company and compensation. In 1998, he received $10,000 in cash as compensation. Mr. Golusin received 100,000, 50,000 and 50,000 shares of common stock at deemed values of $20,000, $7,500 and $7,500 for the services rendered in 1997, 1998 and 1999, respectively.

        R.G. Krushnisky, Chairman, Chief Executive Officer and
Director of the Company, provides his consulting services on a part-time basis and is compensated with shares of the Company.

        Stanley Porayko, Secretary and Director of the Company, provides his consulting services on a part-time basis and is compensated with shares of the Company. Mr. Poreyko received
100,000 shares for secretarial services rendered in 1998 at a deemed value of $15,000.

        Currently, the Company does not provide any benefits to any of its employees. There are no current plans to pay cash or stock dividends on the Company's stock.

RISK FACTORS

        THE COMPANY HAS NO REVENUES AND IS CURRENTLY OPERATING AT A
LOSS.   The Company has not received any revenues to date and is
operating at a loss.   The Company will need to raise additional
capital through the placement of its securities or from debt or equity financing. If the Company is not able to raise such financing or obtain alternative sources of funding, management will be required to curtail operations. There is no assurance that the Company will be able to continue to operate if additional sales of its securities cannot be generated or other sources of financing located.

        LIMITED HISTORY OF OPERATIONS. The Company has only a limited history of operations. The Company operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise in a highly competitive field of technology transfer. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including market acceptance of its products and technologies, market awareness, its ability to promptly and accurately recognize a marketable technology or invention, dependability of an advertising and recruiting network, and general economic conditions. There is no assurance that the Company will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

        THE COMPANY MAY NEED ADDITIONAL FINANCING. Future events, including the problems, delays, expenses and difficulties frequently encountered by startup companies may lead to cost increases that could make the Company's source of funds insufficient to fund the Company's proposed operations. The Company may seek additional sources of capital, including an additional offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity. The Company has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance. If the Company needs to obtain additional financing, there is no assurance that financing will be available, from any source, or that it will be available on terms acceptable to the Company, or that any future offering of securities will be successful. The Company could suffer adverse consequences if it is unable to obtain additional capital when needed.

        TRADEMARK PROTECTION AND PROPRIETARY MARKS.   The Company
has obtained one patent and several pending patents and trademarks as a result of its acquisitions. There is no assurance that the Company will be able to prevent competitors from using the same or similar names, marks, concepts or appearances or that it will have the financial resources necessary to protect its marks against infringing use.

        THE COMPANY'S TECHNOLOGIES AND INVENTIONS MAY BECOME OBSOLETE. Patent review is usually a lengthy, tedious and expensive process that may take months or, perhaps, several years to complete. With the current rate of technology development and its proliferation throughout the world, those inventions may become commercially obsolete during or after the patent review. There is no assurance that the Company's technologies, acquired or developed, may not become obsolete and remain commercially viable.

        THE COMPANY MAY FAIL TO OBTAIN PATENT PROTECTION IN VARIOUS JURISDICTIONS. The Company has filed patent applications in several jurisdictions, including Japan, Korea, and the United States. The filing process is usually a costly and time-consuming undertaking requiring proper legal counsel under the laws of the jurisdiction where patent protection is sought. There is no assurance that those patent protection filings were properly and timely made. There is also no assurance that upon review, those applications may not be rejected for lack of novelty or any other bases sufficient to reject a pending patent application in any of those jurisdictions.

        COMMERCIAL VIABILITY OF THE COMPANY'S CURRENT TECHNOLOGIES. The Company was organized to identify, assess, acquire and capitalize on technologies introduced and developed by scientists throughout the world. These technologies are new and in their research and development stage. Generally, it requires a substantial time and resource effort to bring be able to both recognize a commercially successful technology or invention at an early stage and conduct a successful marketing campaign to sell this technology or invention. There is no assurance that all or any of the Company's research and development efforts will result in commercially viable final products.

        THE COMPANY MAY FAIL TO GENERATE SUFFICIENT INTEREST IN ACQUIRED TECHNOLOGIES. The Company must undertake substantial effort to educate the buying public, consumers and businesses, in the U.S. and worldwide, as to the Company's products and technologies. There is no assurance that the Company will be able to generate interest in and to create and maintain steady demand for its products over time.

        RELIANCE ON FUTURE TECHNOLOGY ACQUISITIONS STRATEGY. The Company expects to continue to rely on technology acquisitions as a primary component of its growth strategy. It regularly engages in evaluations of potential target candidates, including evaluations relating to acquisitions that may be material in size and/or scope. There is no assurance that the Company will continue to be able to identify potentially successful companies that provide suitable acquisition opportunities or that the Company will be able to acquire any such companies on favorable terms. Also, acquisitions involve a number of special risks including the diversion of management's attention, assimilation of the personnel and operations of the acquired companies, and possible loss of key employees. There is no assurance that the acquired companies will be able to successfully integrate into the Company's existing infrastructure or to operate profitably. There is also no assurance given as to the Company's ability to obtain adequate funding to complete any contemplated acquisition or that any such acquisition will succeed in enhancing the Company's business and will not ultimately have an adverse effect on the Company's business and operations.

        POSSIBLE INABILITY TO FINANCE ACQUISITIONS. In transactions in which the Company agrees to make an acquisition for cash, it will have to locate financing from third-party sources such as banks or other lending sources or it will have to raise cash through the sale of its securities. There is no assurance that such funding will be available to the Company when required to close a transaction or if available on terms acceptable to the Company.

        TECHNOLOGIES INVOLVING SUBSTANTIAL RISK OF ENVIRONMENTAL HAZARD. The Company's technologies involve a substantial risk of environmental hazard in the production processes. There is no assurance that the Company will be able to contain the environmental hazards of the production. There is also no assurance that the Company will have sufficient resources to meet the clean-up and possible litigation costs that may be involved in a case of environmental disaster.

        LOSS OF THE COMPANY KEY EMPLOYEES MAY ADVERSELY AFFECT GROWTH OBJECTIVES. The Company's success in achieving its growth objectives depends upon the efforts of William Larry Owen, President of the Company, and other top Company management members. Their international experience and industry-wide contacts significantly benefit the Company. The loss of the services of any of these individuals may have a material adverse effect on the Company business, financial condition and results of operations. There is no assurance that the Company will be able to maintain and achieve its growth objectives should it lose any or all of these individuals' services.

        FAILURE TO ATTRACT QUALIFIED PERSONNEL. A change in labor market conditions that either further reduces the availability of employees or increases significantly the cost of labor could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's business growth is dependent upon its ability to attract and retain qualified research personnel, administrators and corporate management. There is no assurance that the Company will be able to employ a sufficient number of qualified training personnel in order to achieve its growth objectives.

        ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS SHARE VALUE. The Certificate of Incorporation of the Company authorizes the issuance of 70,000,000 shares of common stock and 1,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common or preferred stock may result in substantial dilution in the percentage of the Company's common stock held by the its then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market for the Company's common stock.

        PENNY STOCK REGULATION. The Company's common stock is deemed to be a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

        COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000. Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date.
If not corrected, many computer applications could fail or create erroneous results by or following the year 2000 (the "Year 2000 problem"). Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. The Company's operations are dependent upon the properly functioning computer equipment which may fail because of such Year 2000 problems. The Company does not know what steps, if any, have been taken by any of its business partners in regard to the Year 2000 problems. The Company's operations will be severally curtailed if one or more of its business partners were to suffer Year 2000 problems. Furthermore, it is impossible to predict if the basic utilities serving the Company will continue uninterrupted.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

        Not applicable.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Not applicable.

ITEM 5.     OTHER EVENTS

        Successor Issuer Election.

        Pursuant to Rule 12g-3(a) of the General Rules and
Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Emerald for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective January 20, 2000.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

        The sole officer and director of Emerald Acquisition
Corporation resigned as an officer and director of Emerald effective upon completion of the Acquisition.

ITEM 7.     FINANCIAL STATEMENTS

                 No financials are filed herewith. The Registrant is required to file financial statements by amendment hereto no later than 60 days after the date that this Current Report on Form 8-K must be filed.

ITEM 8.     CHANGE IN FISCAL YEAR

        Not applicable.

EXHIBITS

2.1.    Agreement and Plan of Reorganization between Rhombic
        Corporation and Emerald Acquisition Corporation.
*3.1.   Articles of Incorporation of Rhombic Corporation.
*3.2.   By-Laws of Rhombic Corporation.
*27.1.  Financial Data schedule.
______
*To be filed by amendment





SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RHOMBIC CORPORATION



                                     By /s/ William Larry Owen
                                        President


        Date: January 21, 2000


      AGREEMENT AND PLAN OF REORGANIZATION among RHOMBIC CORPORATION, a Nevada corporation ("Rhombic"), EMERALD ACQUISITION CORPORATION, a Delaware corporation ("Emerald") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding stock of Emerald.

      Whereas, Rhombic wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding securities of Emerald in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

      Now, therefore, Rhombic, Emerald, and the Shareholders adopt this plan of reorganization and agree as follows:

      1.    EXCHANGE OF STOCK

      1.1. NUMBER OF SHARES. The Shareholders agree to transfer to Rhombic at the Closing (defined below) the number of shares of common stock of Emerald, $0.0001 par value per share, shown opposite their names in Exhibit A, in exchange for an aggregate of 250,000 shares of voting common stock of Rhombic, $.001 par value per share.

      1.2. EXCHANGE OF CERTIFICATES. Each holder of an outstanding certificate or certificates theretofore representing shares of Emerald common stock shall surrender such certificate(s) for cancellation to Rhombic, and shall receive in exchange a certificate or certificates representing the number of full shares of Rhombic common stock into which the shares of Emerald common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of Emerald shares by the Shareholders shall be effected by the delivery to Rhombic at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

      1.3. FRACTIONAL SHARES. Fractional shares of Rhombic common stock shall not be issued, but in lieu thereof Rhombic shall round up fractional shares to the next highest whole number.

      1.4. FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Rhombic may request in order more effectively to sell, transfer, and assign the transferred stock to Rhombic and to confirm Rhombic's title thereto.

      2.    CLOSING.

      2.1. PLACE. The Closing contemplated herein shall be held at the offices of the Exchange Agent provided for herein unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

       2.2. EXECUTION OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

       3.      UNEXCHANGED CERTIFICATES.   Until surrendered, each
outstanding certificate that prior to the Closing represented Emerald common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Rhombic common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of Emerald common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

       4.      REPRESENTATIONS AND WARRANTIES OF EMERALD

       Emerald represents and warrants as follows:

       4.1. CORPORATE ORGANIZATION AND GOOD STANDING. Emerald is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

       4.2. REPORTING COMPANY STATUS. Emerald has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section 12(g) thereunder.

      4.3. REPORTING COMPANY FILINGS. Emerald has timely filed and is current on all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934.

      4.4. CAPITALIZATION. Emerald's authorized capital stock consists of 120,000,000 shares of Common Stock, $.0001 par value, of which 5,000,000 shares are issued and outstanding, and 20,000,000 shares of non-designated preferred stock of which no shares are designated or issued.

      4.5. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

      4.6. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Emerald Common or Preferred Stock issued or committed to be issued.

      4.7. CORPORATE AUTHORITY. Emerald has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

      4.8. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by Emerald=s board of directors.

      4.9. SUBSIDIARIES. Except as set out by attached schedule, Emerald has no subsidiaries.

      4.10. FINANCIAL STATEMENTS. Emerald=s financial statements dated October 31, 1999, copies of which will have been delivered by Emerald to Rhombic prior to the Merger Date (the "Emerald Financial Statements"), fairly present the financial condition of Emerald as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

      4.11. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Emerald Financial Statements, Emerald did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

      4.12. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Emerald since the date of the Emerald Financial Statements.

      4.13. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of Emerald, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Emerald or against any of its officers.

      4.14. CONTRACTS. Except as set out by attached schedule, Emerald is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

      4.15. TITLE. Except as set out by attached schedule, Emerald has good and marketable title to all the real property and good and valid title to all other property included in the Emerald Financial Statements. Except as set out in the balance sheet thereof, the properties of Emerald are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Emerald.

      4.16. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Emerald for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Emerald Financial Statements are adequate to cover any such taxes that may be assessed against Emerald in respect of its business and its operations during the periods covered by the Emerald Financial Statements and all prior periods.

      4.17. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Emerald is subject or by which Emerald is bound.

      5.    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      The Shareholders, individually and separately, represent and warrant as follows:

      5.1. TITLE TO SHARES. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of Emerald shares which are listed in the attached schedule and which they have contracted to exchange.

      5.2. LITIGATION. There is no litigation or proceeding pending, or to each Shareholder'ss knowledge threatened, against or relating shares of Emerald held by the Shareholders.

      6.    REPRESENTATIONS AND WARRANTIES OF RHOMBIC

      The Rhombic represents and warrants as follows:

      6.1. CORPORATE ORGANIZATION AND GOOD STANDING. Rhombic is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

      6.2. CAPITALIZATION. Rhombic's authorized capital stock consists of 70,000,000 shares of Common Stock, $.001 par value, of which 33,741,100 shares are issued and outstanding, and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding.

      6.3. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

      6.4. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Rhombic Common or Preferred Stock issued or committed to be issued.

      6.5. CORPORATE AUTHORITY. Rhombic has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

      6.6. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by Rhombic's board of directors.

      6.7. SUBSIDIARIES. Except as set out by attached schedule, Rhombic has no subsidiaries.

      6.8. FINANCIAL STATEMENTS. Rhombic's financial statements dated as of ___________ copies of which will have been delivered by Rhombic to Emerald prior to the Merger Date (the "Rhombic Financial Statements"), fairly present the financial condition of Rhombic as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

      6.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Rhombic Financial Statements, Rhombic did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

      6.10. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Rhombic since the date of the Rhombic Financial Statements.

      6.11. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of Rhombic, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Rhombic or against any of its officers.

      6.12. CONTRACTS. Except as set out by attached schedule, Rhombic is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

      6.13. TITLE. Except as set out by attached schedule, Rhombic has good and marketable title to all the real property and good and valid title to all other property included in the Rhombic Financial Statements. Except as set out in the balance sheet thereof, the properties of Rhombic are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Rhombic.

      6.14. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Rhombic for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Rhombic Financial Statements are adequate to cover any such taxes that may be assessed against Rhombic in respect of its business and its operations during the periods covered by the Rhombic Financial Statements and all prior periods

      6.15. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Rhombic is subject or by which Rhombic is bound.

      7. CONDUCT OF EMERALD PENDING THE MERGER DATE. Emerald covenants that between the date of this Agreement and the Merger Date:

      7.1. No change will be made in Emerald's articles of incorporation or bylaws.

      7.2. Emerald will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

      7.3. Emerald will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

      8.    CONDUCT PENDING THE CLOSING

      Rhombic, Emerald and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

      8.1. No change will be made in the charter documents, by-laws, or other corporate documents of Rhombic or Emerald.

      8.2. Emerald and Rhombic will use their best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

      8.3. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Emerald shares of common stock owned by them.

      9.   CONDITIONS PRECEDENT TO OBLIGATION OF EMERALD AND THE
SHAREHOLDERS

      Emerald's and the Shareholder's obligation to consummate this exchange shall be Subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by Emerald or the Shareholders as appropriate:

      9.1. RHOMBIC'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Rhombic set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

      9.2. RHOMBIC'S COVENANTS. Rhombic shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

      9.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of Rhombic.

      9.4. SUPPORTING DOCUMENTS OF RHOMBIC. Rhombic shall have delivered to Emerald and the Shareholders supporting documents in form and substance reasonably satisfactory to Emerald and the Shareholders, to the effect that:

      (a) Rhombic is a corporation duly organized, validly existing, and in good standing;

      (b)  Rhombic's authorized capital stock is as set forth herein;

      (c) Certified copies of the resolutions of the board of directors of Rhombic authorizing the execution of this Agreement and the consummation hereof;

      (d) Secretary's certificate of incumbency of the officers and directors of Rhombic;

      (e) Rhombic=s Financial Statements and unaudited financial statement from the date of Rhombic's Financial Statements to close of most recent fiscal quarter; and

      (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

      10.   CONDITIONS PRECEDENT TO OBLIGATION OF RHOMBIC

      Rhombic's obligation to consummate this merger shall be Subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by Rhombic:

      10.1. EMERALD'S AND THE SHAREHOLDER=S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Emerald and the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

      10.2. EMERALD'S AND THE SHAREHOLDERS' COVENANTS. Emerald and the Shareholders shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

      10.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of Emerald.

      10.4. SHAREHOLDER EXECUTION. This Agreement shall have been executed by the required number of shareholders of Emerald.

      10.5. SUPPORTING DOCUMENTS OF EMERALD. Emerald shall have delivered to Rhombic supporting documents in form and Substance reasonably satisfactory to Rhombic to the effect that:

      (a) Emerald is a corporation duly organized, validly existing, and in good standing;

      (b)  Emerald's capital stock is as set forth herein;

      (c) Certified copies of the resolutions of the board of directors of Emerald authorizing the execution of this Agreement and the consummation hereof;

      (d) Secretary's certificate of incumbency of the officers and directors of Emerald;

      (e) Emerald=s Financial Statements and unaudited financial statements for the period from the date of the Emerald's Financial Statements to the close of the most recent fiscal quarter; and

      (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

      11. SHAREHOLDERS' REPRESENTATIVE. The Shareholders hereby irrevocably designate and appoint Cassidy & Associates, Washington, D.C. as their agent and attorney in fact ("Shareholders' Representative") with full power and authority until the Closing to execute, deliver, and receive on their behalf all notices, requests, and other communications hereunder; to fix and alter on their behalf the date, time, and place of the Closing; to waive, amend, or modify any provisions of this Agreement, and to take such other action on their behalf in connection with this Agreement, the Closing, and the transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment, or modification may be made if it would decrease the number of shares to be issued to the Shareholders hereunder or increase the extent of their obligation to indemnify Rhombic hereunder.

      12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Emerald, the Shareholders and Rhombic set out herein shall survive the Closing.

      13.   ARBITRATION

      13.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

      13.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

      13.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

      13.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

      13.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

      13.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

      13.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

      13.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

      13.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

      13.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

      14.   GENERAL PROVISIONS.

      14.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

      14.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

      14.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

      14.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Rhombic, to:

Rhombic Corporation
1212 Howe Street, Suite 901
Vancouver, British Columbia
Canada B8Z 2M9

If to Emerald, to:

Emerald Acquisition Corporation
1504 R Street, NW
Washington, D.C.  20009

If to the Shareholders, to:

Cassidy & Associates
1504 R Street Northwest
Washington, D.C. 20009

      14.5. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

      14.6. ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

      14.7. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

      14.8. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be Cassidy & Associates, Washington, D.C. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

      14.9. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

      14.10. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

      14.11. EFFECTIVE DATE. This effective date of this agreement shall be January 18, 2000.

        SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION
                   BETWEEN RHOMBIC CORPORATION AND
                   EMERALD ACQUISITION CORPORATION


IN WITNESS WHEREOF, the parties have executed this agreement.


RHOMBIC CORPORATION


By___________________________________


EMERALD ACQUISITION CORPORATION


By___________________________________